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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trump Hotels & Casino Resorts, Inc.

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Trump Hotels & Casino Resorts, Inc.'s previously filed Registration Statement File No. 333-22601.

                                                      ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 30, 1998